Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 20-F for the year ended December 31, 2005, of our report dated March 2, 2006 (except for Note 18, for which the date is June 29, 2006), appearing in the Registration Statement on Form S-8 (File No. 333-121231, effective December 14, 2004) of SuperCom Ltd. filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933.

Fahn Kanne & Co.
Certified Public Accountants (Isr.)

Tel-Aviv, Israel
June 29, 2006